EXHIBIT 1(a)

                      THE ALGER DEFINED CONTRIBUTION TRUST


                           Certificate of Amendment of
                            The Declaration of Trust


         The undersigned, being the Secretary of The Alger Defined Contribution Trust (the "FUND"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Fund by SECTION 9.3 of the Agreement and Declaration of Trust, dated July 14, 1993, (hereinafter the "DECLARATION"), and by the affirmative vote of a Majority of the Trustees duly cast at a meeting duly called and held on August , 1993, the Declaration is hereby amended as follows:


I. The first sentence of SECTION 6.2 is hereby amended and restated to read as follows:


         "SECTION 6.2 ESTABLISHMENT AND DESIGNATION OF CERTAIN PORTFOLIOS; GENERAL PROVISIONS FOR ALL PORTFOLIOS. Without limiting the authority of the Trustees set forth in Section 6.1(a) hereof to establish and designate further Portfolios, there are hereby established and designated the following three (3) Portfolio(s): The Alger Defined Contribution Small Cap Portfolio, The Alger Defined Contribution MidCap Growth Portfolio and The Alger Defined Contribution Growth Portfolio.


         IN WITNESS WHEREOF, the undersigned has set her hand and seal this 16 day of August 1993.




                                  /s/  Nanci K. Staple
                                  ----------------------------
                                       Nanci K. Staple
                                       Secretary


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                                ACKNOWLEDGEMENT


STATE OF New York     )
                      :  ss.
COUNTY OF New York    )                           August 16, 1993




         Then personally appeared the above named Nanci K. Staple and acknowledged the foregoing instrument to be her free act and deed.

         Before me,


                                  /s/  Louise M. Ulitto
                                  ------------------------------------
                                       Louise M. Ulitto
                                       Notary Public


                                       My commission expires:

                                       LOUISE M. ULITTO
                                   NOTARY PUBLIC STATE OF NEW YORK
                                       NO. 24-4814711
                                     QUALIFIED IN KINGS COUNTY
                                   COMMISSION EXPIRES  JANUARY 31, 1995